Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.

New York, New York

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated May 30, 2014, relating to the consolidated financial statements of Trinity Place Holdings Inc., which are incorporated by reference in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

June 30, 2014